SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment on Form 8-K/A (the “Amendment”) amends the Current Report for Biozone Pharmaceuticals, Inc. (the “Company”) on Form 8-K, as initially filed with the Securities and Exchange Commission on February 3, 2012 (the “Original Report”).  The purpose of this Amendment is to amend our disclosure in Item 5.02 and to attach correspondence received by the Company from Mr. Fisher as Exhibit 17.1.  The Company previously disclosed in the Original Report that the Board of Directors of the Company removed Daniel Fisher from his positions as a director and Executive Vice President.  The Company subsequently determined that Mr. Fisher’s removal from the Board of Directors was not valid.  On February 3, 2012, Mr. Fisher resigned from his position as director of the Company. This Amendment is an amendment and restatement of the Original Report in its entirety in order to provide a complete presentation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2012, the Board of Directors (the “Board”) of Biozone Pharmaceuticals, Inc. (the “Company”) removed Daniel Fisher from his position as the Company’s Executive Vice President.   On February 3, 2012, Mr. Fisher resigned from his position as a director of the Company.  Correspondence received by the Company from Mr. Fisher upon being furnished a copy of the Original Report is attached hereto as Exhibit 17.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
17.1	Letter from Daniel Fisher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: February 8, 2012	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and Chief Financial Officer